AGREEMENT


     THIS AGREEMENT is made and entered into as of August 1, 1994, by, between and among INTERNATIONAL VIDEO PRODUCTIONS INC., a California corporation doing business as "LIVE International" ("IVP"), LEI-IVE ENTERTAINMENT N.V., a Netherlands Antilles corporation ("LIVE NV"), on the one hand, and ATRIUM PRODUCTIONS KFT., a Hungarian corporation ("Atrium"), and BELEGGINGSMAATSCHAPPIJ MAASMOND II B.V., a Netherlands corporation ("Maasmond"), on the other.

     WHEREAS, IVP, LIVE NV and their affiliates (collectively, "LIVE") are in the business of, among other matters, acquiring and exploiting international rights to a wide variety of entertainment products, including but not limited to motion pictures (such international rights being hereinafter referred to as the "Rights"); and

     WHEREAS, Atrium, Maasmond and their affiliates (collectively, "Licensor") are in the business of licensing rights to entertainment products throughout the world; and

     WHEREAS, LIVE desires to take advantage of Licensor's services in connection with the licensing of the Rights.

     NOW, THEREFORE, for and in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration by each of the parties hereto in hand paid to the other, the receipt and adequacy of which is hereby acknowledged, LIVE and Licensor hereby agree as follows:

     1. Whenever LIVE desires to utilize the services of Licensor to license particular Rights (the "Licensed Rights") that will be exploited by a third party (the "Ultimate Licensee"), LIVE will inform Licensor of the identity of the Ultimate Licensee and will license the Licensed Rights to Licensor under a form of agreement to be agreed upon in good faith between LIVE and Licensor. LIVE will also provide Licensor with the form of agreement to be used by Licensor to license the Licensed Rights to Ultimate Licensees.

     2. All amounts received by Licensor from Ultimate Licensees shall be placed in a lock box account at a bank approved by LIVE. Such amounts shall be disbursed by Licensor to a lock box account designated by LIVE (less the fee and expenses, if any, identified in paragraph 3 below) immediately upon the receipt thereof. Copies of all accounting statements and other documents received by Licensor relating to the Licensed Rights shall immediately be delivered by Licensor to LIVE. Licensor agrees not to exercise any audit rights with respect to any Licensed Rights and/or any Ultimate Licensees without first having obtained the prior written consent of LIVE. Licensor agrees that upon the written request of LIVE, it will exercise audit rights with respect to particular Licensed Rights identified by LIVE and particular Ultimate Licensees identified by LIVE.

     3. Licensor shall receive a fee for the services provided pursuant to paragraph 1 above on the following schedule:

     a.   All amounts received by Licensor
          from Ultimate Licensees under this
          Agreement until Licensor has
          received a total of $2 million from
                    Ultimate Licensees.
1.5% of the
          amounts
                    received
     b.   All amounts received by Licensor
          from Ultimate Licensees under this
          Agreement after Licensor has
          received a total of $2 million from
          Ultimate Licensees and until
          Licensor has received a total of $4
                    million from Ultimate Licensees.
1.25% of the
          amounts
                    received
     c.   All amounts received by Licensor
          from Ultimate Licensees under this
          Agreement after Licensor has
          received a total of $4 million from
                    Ultimate Licensees.
1% of the
          amounts
                    received

All expenses of Licensor in performing the services contemplated by this Agreement shall be paid by Licensor and not reimbursed by LIVE. Notwithstanding the provisions of the immediately preceding sentence, the following expenses shall be the responsibility of
LIVE:

     i. Legal fees that have been specifically authorized in advance and in writing by LIVE, which will be billed directly to LIVE; and

     ii. Bank fees for the transfer of funds (1) to Licensor from Ultimate Licensees, and (2) to LIVE from Licensor, which bank fees shall be deducted from amounts remitted to LIVE pursuant to paragraph 2 above.

     4. The term of this Agreement shall continue until either LIVE or Licensor has given the other no less than thirty (30) days' advance notice of termination. Upon termination of this Agreement, Licensor shall assign all of its right, title and interest in the Licensed Rights to such party or parties as may be identified by LIVE.

     5. Licensor and LIVE shall execute and deliver to each other such additional instruments and documents as either party may reasonably request or as otherwise may be necessary to more effectively carry out the transactions contemplated hereby.

     6. Nothing herein contained shall constitute a partnership between or joint venture between the parties hereto or appoint either party the agent of the other party. Neither party shall hold itself out contrary to the terms of this paragraph 6 and, except as otherwise specifically provided herein, neither party shall become liable for the representation, act or omission of the other party. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such third party.

     7. This Agreement may not be altered, modified or amended except by an instrument in writing signed by both of the parties hereto. No person, whether or not an officer, agent, employee or representative of either party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement or in any other document executed by the parties concurrently herewith ("Parol Agreements"). This Agreement and all other documents executed by the parties concurrently herewith constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, Parol Agreements and prior written agreements with respect to the subject matter hereof. The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parol Agreements.

     8. LIVE hereby agrees to indemnify and hold Licensor harmless from and against any and all loss, cost, damage and expense, including attorneys' fees and costs, that may be suffered by Licensor arising out of or in connection with the performance by Licensor of its obligations hereunder, except for any such loss, cost, damage or expense that is caused by or results from the wilful misconduct or gross negligence of Licensor.

     9. This Agreement shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of California applicable to agreements fully executed and performed entirely in California. Each of Licensor and LIVE (a) hereby irrevocably submits itself to the exclusive jurisdiction of either the state courts of the State of California or the United States District Court for the Central District of California for the purpose of any suit action or other proceeding arising out of or based upon this Agreement or the subject matter hereof, and (b) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in any such court.

     IN WITNESS WHEREOF, LIVE and Licensor have executed this
Agreement as of the day and year first above written.

"LIVE"

INTERNATIONAL VIDEO           LEI-IVE ENTERTAINMENT N.V.
 PRODUCTIONS INC.



By:                                                    By:


Title:                                                 Title:



"LICENSOR"

BELEGGINGSMAATSCHAPPIJ             ATRIUM PRODUCTIONS KFT.
 MAASMOND II B.V.



By:                                                    By:


Title:                                                 Title: